Exhibit 99.1
OP BANCORP REPORTS RECORD NET INCOME FOR FOURTH QUARTER 2021
OF $9.1 MILLION AND DILUTED EARNINGS PER SHARE OF $0.59
2021 Fourth Quarter Highlights compared with 2020 Fourth Quarter:
•Financial Results:
◦Net income of $9.1 million, up $5.3 million, or 140%
◦Diluted earnings per share of $0.59, up $0.34, or 136%
◦Net interest income of $17.1 million, up $4.9 million, or 40%
◦Provision for loan losses of $1.9 million, up $67 thousand, or 4%
◦Noninterest income of $7.3 million, up $3.9 million, or 115%
◦Noninterest expense of $9.6 million, up $1.2 million, or 14%
◦Pre-provision net revenue (1) of $14.8 million, up $7.6 million, or 107%
◦Total assets of $1.73 billion, up $359.9 million, or 26%
◦Total loans (2) of $1.40 billion, up $277.1 million, or 25%; Average loans (2) of $1.34 billion, up $230.5 million, or 21%
◦Total deposits of $1.53 billion, up $334.0 million, or 28%; Average deposits of $1.55 billion, up $365.9 million, or 31%
◦Noninterest-bearing deposits to total deposits of 51%, up from 44%
◦Net interest margin of 4.07%, up from 3.73%
◦Return on average equity of 22.72%, up from 10.72%
◦Return on average assets of 2.11%, up from 1.13%
◦Efficiency ratio of 39.34%, an improvement from 54.02%
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.23%, compared to 1.40%
◦Adjusted allowance to gross loans (1) of 1.36%, compared to 1.54%
◦Net loan charge-offs to average gross loans of 0.05%, compared to 0.00%
◦Nonperforming loans to gross loans of 0.24%, compared to 0.09%
◦Criticized loans (3) to gross loans of 0.31%, down from 0.71%
•Capital Levels:
◦Quarterly cash dividend of $0.10 per share, a 43% increase from $0.07 per share
◦Capital position well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.42%.
◦Book value per common share of $10.92, up 14%
◦Returned $1.5 million of capital to shareholders through cash dividend
___________________________________________________________
(1)    See reconciliation of GAAP to non-GAAP financial measures.
(2)     Includes loans held for sale.
(3)     Includes special mention, substandard, doubtful, and loss categories.

LOS ANGELES, January 27, 2022 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the fourth quarter of 2021. Net income for the fourth quarter of 2021 was $9.1 million, or $0.59 per diluted common share, compared with $8.3 million, or $0.54 per diluted common share, for the third quarter of 2021, and $3.8 million, or $0.25 per diluted common share, for the fourth quarter of 2020. Net income for the full year of 2021 was $28.9 million, or $1.88 per diluted common share, compared with $13.1 million, or $0.85 per diluted common share, for the full year of 2021.
Min Kim, President and Chief Executive Officer:
“We are pleased to report record earnings of $9.1 million, or $0.59 per diluted common share in the fourth quarter. Our loans and deposits grew 25% and 28%, respectively, from a year ago. The loan growth has come from all our loan categories. During the fourth quarter, we have added a new Specialty Deposit Center, which focuses on servicing escrow and trust clients. The growth in our noninterest-bearing deposits during the fourth quarter, which reached a record level at 51% of total deposits, was largely attributable to the Specialty Deposit Center. Our efficiency was also significantly improved as we focused on managing expenses while growing our revenue-generating activities. The economy seems poised for continued growth over the next several quarters despite headwinds related to the Omicron variant, inflation, and supply chain bottlenecks. We remain optimistic about the future and will continue to focus on executing our strategic goals while maintaining appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Selected Income Statement Data:
Net interest income	$17,096	$16,589	$12,181	3.1%	40.3%
(Reversal of) provision for loan losses	1,898	(884)	1,831	(314.7)	3.7
Noninterest income	7,289	3,542	3,392	105.8	114.9
Noninterest expense	9,591	9,519	8,412	0.8	14.0
Income tax expense	3,747	3,246	1,513	15.4	147.7
Net Income	$9,149	$8,250	$3,817	10.9%	139.7%
Diluted earnings per share	$0.59	$0.54	$0.25	9.3%	136.0%
Selected Balance Sheet Data:
Total loans (1)	$1,403,447	$1,326,287	$1,126,395	5.8%	24.6%
Total deposits	$1,534,066	$1,496,406	$1,200,090	2.5%	27.8%
Total assets	$1,726,706	$1,679,911	$1,366,826	2.8%	26.3%
Average loans (1)	$1,343,414	$1,308,338	$1,112,889	2.7%	20.7%
Average deposits	$1,545,799	$1,448,771	$1,179,877	6.7%	31.0%
Credit Quality:
Nonperforming loans	$3,202	$1,052	$985	204.4%	225.1%
Net charge-offs (recoveries) to average gross loans (2)	0.05%	(0.00)%	0.00%	0.05%	0.05%
Allowance for loan losses to gross loans	1.23%	1.15%	1.40%	0.08%	(0.17)%
Financial Ratios:
Return on average assets (2)	2.11%	2.03%	1.13%	0.08%	0.98%
Return on average equity (2)	22.72%	21.30%	10.72%	1.42%	12.00%
Net interest margin (2)	4.07%	4.21%	3.73%	(0.14)%	0.34%
Common equity tier 1 capital ratio	12.42%	12.63%	13.56%	(0.21)%	(1.14)%
Leverage ratio	9.58%	9.75%	10.55%	(0.17)%	(0.97)%
Efficiency ratio (3)	39.34%	47.28%	54.02%	(7.94)%	(14.68)%
Book value per common share	$10.92	$10.48	$9.55	4.2%	14.3%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Interest Income
Interest income	$17,822	$17,355	$13,375	2.7%	33.2%
Interest expense	726	766	1,194	(5.2)	(39.2)
Net interest income	$17,096	$16,589	$12,181	3.1%	40.3%

($ in thousands)	For the Three Months Ended
	4Q21			3Q21			4Q20
	Average Balance	Interest	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,343,414	$17,271	5.10%	$1,308,338	$16,922	5.13%	$1,112,889	$13,006	4.65%
Total interest-earning assets	$1,668,865	$17,822	4.24%	$1,566,050	$17,355	4.40%	$1,299,347	$13,375	4.10%
Interest-bearing Liabilities
Interest-bearing deposits	$780,787	$726	0.37%	$752,010	$766	0.40%	$672,183	$1,194	0.71%
Total interest-bearing liabilities	$780,791	$726	0.37%	$752,010	$766	0.40%	$680,121	$1,194	0.70%
Ratios
Net interest Income/interest rate spreads		$17,096	3.87%		$16,589	4.00%		$12,181	3.40%
Net interest margin			4.07%			4.21%			3.73%
Total deposits / cost of deposits	$1,545,799	$726	0.19%	$1,448,771	$766	0.21%	$1,179,877	$1,194	0.40%
Total funding liabilities / cost of funds	$1,545,803	$726	0.19%	$1,448,771	$766	0.21%	$1,187,815	$1,194	0.40%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield % Change 4Q21 vs.
	4Q21		3Q21		4Q20
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	3Q21	4Q20
Loan Yield Component
Contractual interest rate	$14,509	4.29%	$14,063	4.27%	$12,156	4.35%	0.02%	(0.06)%
SBA discount accretion	1,571	0.46	1,584	0.48	619	0.22	(0.02)	0.24
Amortization of net deferred fees	1,087	0.32	1,249	0.37	242	0.09	(0.05)	0.23
Amortization of premium	3	—	—	—	—	—	0.00	—
Net interest recognized on nonaccrual loans	(16)	-0.00	(15)	-0.00	(20)	-0.01	0.00	0.00
Prepayment penalties (2) and other fees	117	0.03	41	0.01	9	—	0.02	0.03
Yield on loans	$17,271	5.10%	$16,922	5.13%	$13,006	4.65%	(0.03)%	0.44%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$920	0.27%	$1,006	0.31%	$—	—%	(0.04)%	0.27%
Other	167	0.05	243	0.07	242	0.09	(0.02)	(0.04)
Total amortization of net deferred fees	$1,087	0.32%	$1,249	0.38%	$242	0.09%	(0.06)%	0.23%

(1)Annualized.
(2)Prepayment penalty income of $84 thousand for the three months ended December 31, 2021 was from commercial real estate and C&I loans. In comparison, there was no prepayment penalty income for the three months ended September 30, 2021 and December 31, 2020.
(3)As of December 31, 2021, there were unamortized net deferred fees of $1.1 million to be recognized over the estimated life of the loans as a yield adjustment on the loans.

Impact of Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	4Q21	3Q21
Hana Loan Purchase:
Contractual interest rate	$1,027	$1,094
Purchased loan discount accretion	826	948
Other fees	10	15
Total interest income	$1,863	$2,057

Effect on average loan yield (1)	0.26%	0.30%
Effect on net interest margin (1)	0.26%	0.30%

($ in thousands)	For the Three Months Ended
	4Q21			3Q21			4Q20
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,343,414	$17,271	5.10%	$1,308,338	$16,922	5.13%	$1,112,889	$13,006	4.65%
Adjusted average loan yield excluding purchased loans (1)(2)	$1,263,789	$15,408	4.84%	$1,222,628	$14,865	4.83%	$1,112,889	$13,006	4.65%

Net interest margin (1)	$1,668,865	$17,096	4.07%	$1,566,050	$16,589	4.21%	$1,299,347	$12,181	3.73%
Adjusted interest margin excluding purchased loans (1)(2)	$1,589,240	$15,233	3.81%	$1,480,340	$14,532	3.91%	$1,299,347	$12,181	3.73%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

In addition, the Company purchased home mortgage loans with unpaid principal balance of $48.9 million from third-party sellers in December 2021. Because these loans generally earn interest at a rate that is higher than current market rates, the loans were purchased at a premium to par, resulting in a total purchase price of $49.5 million. The Company amortizes the purchase premium over the expected life of the portfolio using the interest method of accounting.

Fourth Quarter 2021 vs. Third Quarter 2021
Net interest income increased $507 thousand, or 3%, primarily due to higher interest income on loans. Net interest margin was 4.07%, a decrease of 14 basis points from 4.21%.
◦An increase of $349 thousand in interest income from loans was primarily due to higher average balances from C & I loan growth and higher contractual loan yield from loan composition change driven by a decrease in lower-yielding PPP balances.
◦A decrease of 14 basis points in net interest margin was primarily due to a 16 basis point decrease in the yield on average interest-earning assets driven by higher average balances on lower-yielding cash equivalents.
◦Average loan yield was 5.10%, a decrease of three basis points from 5.13%, reflecting lower loan fees from PPP loan forgiveness.
◦Average cost of deposits was 0.19%, a decrease of two basis points from 0.21%.

Fourth Quarter 2021 vs. Fourth Quarter 2020
Net interest income increased $4.9 million, or 40%, primarily due to higher average loan balance and SBA discount accretion largely resulting from the Hana loan purchase, as well as higher loan fees from PPP loan forgiveness. Net interest margin was 4.07%, an increase of 34 basis points from 3.73%.
◦An increase of $4.3 million in interest income from loans was primarily due to average loan growth. SBA discount accretions from the Hana loan purchase and loan fees from PPP loan forgiveness have also contributed to the increase.
◦The improvement of 34 basis points in net interest margin was primarily driven by a 33 basis point decrease in the cost of interest-bearing liabilities.
◦Average loan yield was 5.10%, an increase of 45 basis points from 4.65%, reflecting higher SBA discount accretions from the Hana loan purchase, and higher loan fees from PPP loan forgiveness.
◦Average cost of deposits was 0.19%, a decrease of 21 basis points from 0.40%. The decrease in the cost of deposits primarily reflects the impact of lower interest rates and an increase of noninterest bearing deposits in deposit mix.
Provision for loan losses
Fourth Quarter 2021 vs. Third Quarter 2021
The Company recorded $1.9 million provision for loan losses, compared with a negative $884 thousand provision for loan losses. The $1.9 million provision for loan losses was primarily due to loan growth from new warehouse lines of credit and home mortgage purchases.
Fourth Quarter 2021 vs. Fourth Quarter 2020
The Company recorded $1.9 million provision for loan losses, compared with $1.8 million provision for loan losses.
Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Noninterest income
Service charges on deposits	$405	$409	$367	(1.0)%	10.4%
Loan servicing fees, net of amortization	521	599	367	(13.0)	42.0
Gain on sale of loans	6,033	2,188	2,188	175.7	175.7
Other income	330	346	470	(4.6)	(29.8)
Total noninterest income	$7,289	$3,542	$3,392	105.8%	114.9%

Fourth Quarter 2021 vs. Third Quarter 2021
Noninterest income increased $3.7 million, or 106%, primarily due to higher gains on sale of loans.
◦Gains on sale of loans were $6.0 million, up $3.8 million from third quarter 2021. The increase was primarily due to an increased sales volume. The Company sold $56.8 million in SBA loans at an average premium of 10.98%, compared with the sale of $20.6 million at an average premium of 11.59%.
Fourth Quarter 2021 vs. Fourth Quarter 2020
Noninterest income increased $3.9 million, or 115%, primarily due to higher gains on sale of loans.
◦Gains on sales of loans were $6.0 million, up $3.8 million from fourth quarter 2020. The increase was mainly driven by higher sales volume and premiums on SBA loans. The Company sold $56.8 million in

SBA loans at an average premium of 10.98%, compared with the sale of $28.5 million at an average premium of 8.83%.
Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Noninterest expense
Salaries and employee benefits	$5,560	$5,724	$5,536	(2.9)%	0.4%
Occupancy and equipment	1,418	1,326	1,237	6.9	14.6
Data processing and communication	637	448	435	42.2	46.4
Professional fees	267	308	265	(13.3)	0.8
FDIC insurance and regulatory assessments	182	146	115	24.7	58.3
Promotion and advertising	156	175	62	(10.9)	151.6
Directors’ fees	166	183	97	(9.3)	71.1
Foundation donation and other contributions	901	842	400	7.0	125.3
Other expenses	304	367	265	(17.2)	14.7
Total noninterest expense	$9,591	$9,519	$8,412	0.8%	14.0%

Fourth Quarter 2021 vs. Third Quarter 2021
Noninterest expense remained relatively stable in the fourth quarter of 2021 at $9.6 million compared to $9.5 million for the third quarter of 2021.
Fourth Quarter 2021 vs. Fourth Quarter 2020
Noninterest expense increased $1.2 million, or 14%, primarily due to a higher foundation donation and other contributions.
◦Foundation donation and other contributions were $901 thousand, up $501 thousand from fourth quarter 2020. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to fourth quarter 2020.
◦Data processing and communication, and occupancy and equipment also increased $202 thousand and $181 thousand, respectively, primarily to support balance sheet growth.
Income Tax Expense
Fourth Quarter 2021 vs. Third Quarter 2021
Income tax expense was $3.7 million, and the effective tax rate was 29%, compared to income tax expense of $3.2 million and the effective rate of 28% for third quarter 2021.
Fourth Quarter 2021 vs. Fourth Quarter 2020
Income tax expense was $3.7 million, and the effective tax rate was 29%, compared to income tax expense of $1.5 million and the effective rate of 28% for fourth quarter 2020.
BALANCE SHEET HIGHLIGHTS
Loans

($ in thousands)	As of			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Real estate loans	$701,450	$688,430	$651,684	1.9%	7.6%
SBA loans (1)	275,858	303,625	211,375	(9.1)	30.5
C & I loans	162,543	123,422	107,307	31.7	51.5
Home mortgage loans	173,303	115,255	128,212	50.4	35.2
Consumer & other loans	865	1,089	1,158	(20.6)	(25.3)
Gross loans	$1,314,019	$1,231,821	$1,099,736	6.7%	19.5%

(1)Includes PPP loans of $40.6 million, $69.3 million and $64.9 million as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Real estate loans	$35,458	$27,671	$30,828	28.1%	15.0%
SBA loans	65,492	57,541	16,634	13.8	293.7
C & I loans	47,981	54,264	47,308	(11.6)	1.4
Home mortgage loans	19,295	13,437	17,027	43.6	13.3
Gross loans	$168,226	$152,913	$111,797	10.0%	50.5%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	4Q21	3Q21	4Q20
Gross loans, beginning	$1,231,821	$1,245,866	$1,072,790
Loan activities:
New originations	168,226	152,913	111,797
Net line advances	7,759	(24,017)	(17,276)
Purchases	48,915	—	—
Sales	(66,956)	(22,506)	(33,826)
Paydowns	(12,373)	(14,675)	(8,682)
Payoffs	(46,818)	(46,409)	(41,157)
PPP Payoffs	(29,918)	(36,108)	—
Other	13,363	(23,243)	16,090
Total	82,198	(14,045)	26,946
Gross loans, ending	$1,314,019	$1,231,821	$1,099,736

Fourth Quarter 2021 vs. Third Quarter 2021

Gross loan balances were $1.31 billion at December 31, 2021, up $82.2 million from September 30, 2021, primarily due to home mortgage loan purchases and an increase in C&I loans, partially offset by PPP loan forgiveness. During fourth quarter 2021, $29.9 million of PPP loans outstanding were forgiven by the Small Business Administration. New loan originations and loan payoffs were $168.2 million and $76.7 million for fourth quarter 2021, compared with $152.9 million and $82.5 million for third quarter 2021, respectively.

Fourth Quarter 2021 vs. Fourth Quarter 2020
Gross loan balances were $1.31 billion at December 31, 2021, up $214.3 million from December 31, 2020, primarily due to the Hana and home mortgage loan purchases during 2021 and broad-based growth in C

& I and real estate loans. For the year ended December 31, 2021, $118.7 million of PPP loans outstanding were forgiven by the Small Business Administration. New loan originations and loan payoffs were $168.2 million and $76.7 million for fourth quarter 2021, compared with $111.8 million and $41.2 million for fourth quarter 2020, respectively.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	4Q21		3Q21		4Q20
	%	Rate	%	Rate	%	Rate
Fixed rate	31.5%	4.12%	32.2%	4.05%	34.4%	4.09%
Hybrid rate	22.8	4.45	22.4	4.55	21.9	4.92
Variable rate	45.7	4.94	45.4	5.08	43.7	4.40
Gross loans	100.0%	4.57%	100.0%	4.63%	100.0%	4.40%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of December 31, 2021
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$34,658	4.33%	$314,815	4.00%	$64,563	4.56%	$414,036	4.12%
Hybrid rate	11,972	3.29	43,004	5.33	244,690	4.36	299,666	4.45
Variable rate	131,374	3.86	165,102	4.02	303,841	5.90	600,317	4.94
Gross loans	$178,004	3.92%	$522,921	4.12%	$613,094	5.14%	$1,314,019	4.57%

Deposits

($ in thousands)	As of						% Change 4Q21 vs.
	4Q21		3Q21		4Q20
	Amount	%	Amount	%	Amount	%	3Q21	4Q20
Noninterest-bearing deposits	$774,754	50.5%	$713,141	47.6%	$522,754	43.5%	8.6%	48.2%
Money market deposits and others	380,226	24.8	351,186	23.5	328,323	27.4	8.3	15.8
Time deposits	379,086	24.7	432,079	28.9	349,013	29.1	(12.3)	8.6
Total deposits	$1,534,066	100.0%	$1,496,406	100.0%	$1,200,090	100.0%	2.5%	27.8%

Fourth Quarter 2021 vs. Third Quarter 2021
Deposit balances were $1.53 billion at December 31, 2021, up $37.7 million from September 30, 2021, primarily driven by growth in noninterest-bearing and money market deposits, partially offset by time deposits. Noninterest-bearing deposits reached a record $774.8 million or 51% of total deposits as of December 31, 2021, up from $713.1 million or 48% of total deposits as of September 30, 2021. The growth in noninterest-bearing deposits was primarily due to addition of new customers from a new Specialty Deposit Center, which was added during fourth quarter 2021.

Fourth Quarter 2021 vs. Fourth Quarter 2020
Deposit balances were $1.53 billion at December 31, 2021, up $334.0 million from December 31, 2020, primarily driven by growth in noninterest-bearing deposits. Noninterest-bearing deposits were $774.8 million or 51% of total deposits, up from $522.8 million or 44% of total deposits as of December 31, 2020. Deposit growth was primarily driven by continued customer preferences for liquidity given the sustained economic uncertainty associated with the COVID-19 pandemic.
The following table sets forth the maturity of time deposits as of December 31, 2021:

	As of December 31, 2021
(Dollars in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to 12 Months	After 12 Months	Total
Time deposits (more than $250,000)	$99,381	$33,645	$42,025	$30,929	$1,308	$207,288
Time deposits ($250,000 or less)	49,086	39,434	42,956	33,454	6,868	171,798
Total time deposits	$148,467	$73,079	$84,981	$64,383	$8,176	$379,086
Weighted average rate	0.31%	0.54%	0.52%	0.45%	1.41%	0.45%

Capital and Cash Dividend

	Basel III
	OP Bancorp	Open Bank	Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (1)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.66%	13.47%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.42%	12.23%	8.00%	8.50%
Common equity tier 1 ratio	12.42%	12.23%	6.50%	7.00%
Leverage ratio	9.58%	9.44%	5.00%	4.00%

(1)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

($ in thousands)	Basel III			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.66%	13.81%	14.81%	(0.15)%	(1.15)%
Tier 1 risk-based capital ratio	12.42%	12.63%	13.56%	(0.21)%	(1.14)%
Common equity tier 1 ratio	12.42%	12.63%	13.56%	(0.21)%	(1.14)%
Leverage ratio	9.58%	9.75%	10.55%	(0.17)%	(0.97)%
Risk-weighted Assets	$1,335,889	$1,251,867	$1,048,275	6.71%	27.44%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 12.42% and 13.66% as of December 31, 2021, respectively, down from a year ago due to year-over-year asset growth.
The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per share of its common stock. The cash dividend is payable on or about February 24, 2022 to all shareholders of record as of the close of business on February 10, 2022.

The Company did not repurchase any shares during fourth quarter 2021. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through December 31, 2021.
Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Nonperforming loans (1)	$3,202	$1,052	$985	204.4%	225.1%
OREO	—	—	—	—	—
Total nonperforming assets	$3,202	$1,052	$985	204.4%	225.1%

Nonperforming loans to gross loans	0.24%	0.09%	0.09%	0.15%	0.15%
Nonperforming assets to total assets	0.19%	0.06%	0.07%	0.13%	0.12%

Criticized (2) Loan:
Special mention loans	$—	$—	$535	—%	(100.0)%
Classified loans (3)	4,039	2,191	7,325	84.3	(44.9)
Total criticized loans	$4,039	$2,191	$7,860	84.3%	(48.6)%

Criticized (2) loans to gross loans	0.31%	0.18%	0.71%	0.13%	(0.40)%
Classified loans (3) to gross loans	0.31%	0.18%	0.67%	0.13%	(0.36)%

Allowance for loan losses, beginning	$14,134	$14,687	$14,164	(3.8)%	(0.2)%
Provision for (reversal of) loan losses (4)	2,157	(557)	1,188	(487.3)	81.6
Gross charge-offs	(168)	—	—	100.0	100.0
Gross recoveries	—	4	—	(100.0)	—
Allowance for loan losses, ending (5)	$16,123	$14,134	$15,352	14.1%	5.0%

Allowance for loan losses ratios:
As a % of gross loans	1.23%	1.15%	1.40%	0.08%	(0.17)%
As an adjusted of gross loans (6)	1.36%	1.34%	1.54%	0.02%	(0.18)%
As a % of nonperforming loans	503%	1,344%	1,559%	(841)%	(1,056)%
As a % of nonperforming assets	503%	1,344%	1,559%	(841)%	(1,056)%
Net charge-offs (recoveries) to average gross loans	0.05%	(0.00)%	0.00%	0.05%	0.05%

(1)Includes the guaranteed portion of SBA loans totaling $1.2 million as of December 31, 2021.
(2)Includes special mention, substandard, doubtful and loss categories.
(3)Includes substandard, doubtful and loss categories.
(4)Excludes (reversal of) provision for uncollectible accrued interest receivable of $(259) thousand, $(327) thousand and $643 thousand for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.
(5)Excludes allowance for uncollectible accrued interest receivable of $205 thousand, $465 thousand and $643 thousand as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
(6)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.36%. We expect economic metrics to remain relatively strong over the next year, which bodes well for growth.; however, we remain vigilant given potential impacts on our customers from supply chain and labor constraints as well as COVID variants.

◦Allowance for loan losses increased $771 thousand to $16.1 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, and the allowance for uncollectible accrued interest receivable, adjusted allowance to gross loans ratio was 1.36% as of December 31, 2021.
◦Criticized loans decreased by $3.8 million or 49% from a year ago, and the criticized loans to gross loans ratio improved by 40 basis points, primarily due to a $3.8 million payoff in one C&I relationship. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets increased $2.2 million to $3.2 million, or 0.19% of total assets from a year ago. The increase in nonperforming assets was primarily due to SBA loans that were placed on nonaccrual in 2021. As of December 31, 2021, $1.0 million of nonaccrual loans was the guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of December 31, 2021 or 2020.
◦Net charge-offs were $168 thousand or 0.05% of average loans. In comparison, there were no net charge-offs recorded in the fourth quarter 2020.
COVID-19 Pandemic Update

($ in thousands)	Total deferments under the CARES Act through December 31, 2021		Payment resumed or paid off through December 31, 2021		Remaining deferments as of December 31, 2021
	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loan Type
Loans, excluding home mortgage and consumer loans	157	$220,553	154	$215,509	3	$5,044
Home mortgage loans	69	30,205	69	30,205	—	—
Total	226	$250,758	223	$245,714	3	$5,044

Total outstanding balance of loans remaining in deferment status as of December 31, 2021, represented 0.4% of the total loan portfolio.
The Company continues to carefully monitor the trajectory of the economic recovery, which could be impacted by the emergence of new variants and continued spread of COVID-19. In addition, we continue to support our clients, employees, and communities.

Since the PPP’s inception through December 31, 2021, we have funded $154.5 million, and $118.7 million of principal forgiveness has been provided on qualifying PPP loans. There were no new PPP loans during the fourth quarter of 2021.
Reconciliation of GAAP to Non-GAAP Financial Measures
In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.
Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		4Q21	3Q21	4Q20
Interest income		$17,822	$17,355	$13,375
Interest expense		726	766	1,194
Net interest income		17,096	16,589	12,181
Noninterest income		7,289	3,542	3,392
Noninterest expense		9,591	9,519	8,412
Pre-provision net revenue	(a)	$14,794	$10,612	$7,161
Reconciliation to Net Income:
(Reversal of) provision for loan losses	(b)	$1,898	$(884)	$1,831
Income tax expense	(c)	3,747	3,246	1,513
Net Income	(a) - (b) - (c)	$9,149	$8,250	$3,817

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended December 31, 2021 and September 30, 2021 excluded the impacts of contractual interest and discount accretion of the purchased loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		4Q21	3Q21	4Q20
Yield on Average Loans
Interest income on loans		$17,271	$16,922	$13,006
Less: interest income on purchased loans		1,863	2,057	—
Adjusted interest income on loans	(a)	$15,408	$14,865	$13,006

Average loans		$1,343,414	$1,308,338	$1,112,889
Less: Average purchased loans		79,625	85,710	—
Adjusted average loans	(b)	$1,263,789	$1,222,628	$1,112,889

Average loan yield (1)		5.10%	5.13%	4.65%
Effect on average loan yield (1)		0.26	0.30	—
Adjusted average loan yield (1)	(a)/(b)	4.84%	4.83%	4.65%

Net Interest Margin
Net interest income		$17,096	$16,589	$12,181
Less: interest income on purchased loans		1,863	2,057	—
Adjusted net interest income	(c)	$15,233	$14,532	$12,181

Average interest-earning assets		$1,668,865	$1,566,050	$1,299,347
Less: Average purchased loans		79,625	85,710	—
Adjusted average interest-earning assets	(d)	$1,589,240	$1,480,340	$1,299,347

Net interest margin (1)		4.07%	4.21%	3.73%
Effect on net interest margin (1)		0.26	0.30	—
Adjusted net interest margin (1)	(c)/(d)	3.81%	3.91%	3.73%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		As of
		4Q21	3Q21	4Q20
Gross loans		$1,314,019	$1,231,821	$1,099,736
Less: Purchased loans		(77,170)	(83,025)	—
PPP loans (1)		(38,918)	(64,574)	(64,906)
Adjusted gross loans	(a)	$1,197,931	$1,084,222	$1,034,830

Accrued interest receivable on loans		$4,231	$3,659	$3,729
Less: Accrued interest receivable on purchased loans		(340)	(375)	—
Accrued interest receivable on PPP loans (2)		(340)	(416)	(445)
Add: Allowance on accrued interest receivable		205	465	643
Adjusted accrued interest receivable on loans	(b)	$3,756	$3,333	$3,927

Adjusted gross loans and accrued interest receivable	(a) + (b) = (c)	$1,201,687	$1,087,555	$1,038,757

Allowance for loan losses		$16,123	$14,134	$15,352
Add: Allowance on accrued interest receivable		205	465	643
Adjusted Allowance	(d)	$16,328	$14,599	$15,995

Adjusted allowance to gross loans ratio	(d)/(c)	1.36%	1.34%	1.54%

(1)Excludes purchased PPP loans of $1.7 million and $4.7 million as of December 31, 2021 and September 30, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $15 thousand and $30 thousand as of December 31, 2021 and September 30, 2021, respectively.

About OP Bancorp
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com Member FDIC, Equal Housing Lender.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
($ in thousands)

	As of			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Assets
Cash and due from banks	$11,283	$17,617	$12,622	(36.0)%	(10.6)%
Interest-bearing deposits in other banks	104,176	170,528	93,688	(38.9)	11.2
Cash and cash equivalents	115,459	188,145	106,310	(38.6)	8.6
Available-for-sale debt securities, at fair value	150,444	102,535	91,791	46.7	63.9
Other investments	10,999	11,025	10,101	(0.2)	8.9
Loans held for sale	89,428	94,466	26,659	(5.3)	235.5
Real estate loans	701,450	688,430	651,684	1.9	7.6
SBA loans (1)	275,858	303,625	211,375	(9.1)	30.5
C & I loans	162,543	123,422	107,307	31.7	51.5
Home mortgage loans	173,303	115,255	128,212	50.4	35.2
Consumer & other loans	865	1,089	1,158	(20.6)	(25.3)
Gross loans, net of unearned income	1,314,019	1,231,821	1,099,736	6.7	19.5
Allowance for loan losses	(16,123)	(14,134)	(15,352)	14.1	5.0
Net loans receivable	1,297,896	1,217,687	1,084,384	6.6	19.7
Premises and equipment, net	4,355	4,199	4,544	3.7	(4.2)
Accrued interest receivable, net	4,579	3,931	3,985	16.5	14.9
Servicing assets	12,720	12,389	7,360	2.7	72.8
Company owned life insurance	11,134	11,070	10,879	0.6	2.3
Deferred tax assets	8,424	5,247	5,242	60.5	60.7
Operating right-of-use assets	8,905	9,270	6,786	(3.9)	31.2
Other assets	12,363	19,947	8,785	(38.0)	40.7
Total assets	$1,726,706	$1,679,911	$1,366,826	2.8%	26.3%

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$774,754	$713,141	$522,754	8.6%	48.2%
Money market deposits and others	380,226	351,186	328,323	8.3	15.8
Time deposits over $250,000	207,288	209,091	200,210	(0.9)	3.5
Other time deposits	171,798	222,988	148,803	(23.0)	15.5
Total deposits	1,534,066	1,496,406	1,200,090	2.5	27.8
Federal Home Loan Bank advances	—	—	5,000	—	(100.0)
Accrued interest payable	558	575	1,021	(3.0)	(45.3)
Operating lease liabilities	10,307	10,703	8,429	(3.7)	22.3
Other liabilities	16,538	13,603	8,920	21.6	85.4
Total liabilities	1,561,469	1,521,287	1,223,460	2.6	27.6

Common stock	78,718	78,718	78,657	—	0.1
Additional paid-in capital	8,645	8,491	8,521	1.8	1.5
Retained earnings	79,071	71,436	55,348	10.7	42.9
Accumulated other comprehensive income (loss)	(1,197)	(21)	840	5600.0	(242.5)
Total shareholders' equity	165,237	158,624	143,366	4.2	15.3
Total Liabilities and Shareholders' Equity	$1,726,706	$1,679,911	$1,366,826	2.8%	26.3%

(1)Includes SBA Paycheck Protection Program (“PPP”) loans of $40.6 million, $69.3 million and $64.9 million as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)

	For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Interest income
Interest and fees on loans	$17,271	$16,922	$13,006	2.1%	32.8%
Interest on available-for-sale debt securities	362	269	257	34.6	40.9
Other interest income	189	164	112	15.2	68.8
Total interest income	17,822	17,355	13,375	2.7	33.2
Interest expense
Interest on deposits	726	766	1,194	(5.2)	(39.2)
Total interest expense	726	766	1,194	(5.2)	(39.2)
Net interest income	17,096	16,589	12,181	3.1	40.3
Provision for (reversal of) loan losses	1,898	(884)	1,831	(314.7)	3.7
Net interest income after provision for (reversal of) loan losses	15,198	17,473	10,350	(13.0)	46.8
Noninterest income
Service charges on deposits	405	409	367	(1.0)	10.4
Loan servicing fees, net of amortization	521	599	367	(13.0)	42.0
Gain on sale of loans	6,033	2,188	2,188	175.7	175.7
Other income	330	346	470	(4.6)	(29.8)
Total noninterest income	7,289	3,542	3,392	105.8	114.9
Noninterest expense
Salaries and employee benefits	5,560	5,724	5,536	(2.9)	0.4
Occupancy and equipment	1,418	1,326	1,237	6.9	14.6
Data processing and communication	637	448	435	42.2	46.4
Professional fees	267	308	265	(13.3)	0.8
FDIC insurance and regulatory assessments	182	146	115	24.7	58.3
Promotion and advertising	156	175	62	(10.9)	151.6
Directors’ fees	166	183	97	(9.3)	71.1
Foundation donation and other contributions	901	842	400	7.0	125.3
Other expenses	304	367	265	(17.2)	14.7
Total noninterest expense	9,591	9,519	8,412	0.8	14.0
Income before income tax expense	12,896	11,496	5,330	12.2	142.0
Income tax expense	3,747	3,246	1,513	15.4	147.7
Net income	$9,149	$8,250	$3,817	10.9%	139.7%

Book value per share	$10.92	$10.48	$9.55	4.2%	14.3%
Basic EPS	$0.60	$0.54	$0.25	11.1%	140.0%
Diluted EPS	$0.59	$0.54	$0.25	9.3%	136.0%

Shares of common stock outstanding	15,137,808	15,133,407	15,016,700	0.0%	0.8%
Weighted Average Shares:
- Basic	15,136,229	15,133,407	15,079,407	0.0%	0.4%
- Diluted	15,227,291	15,200,613	15,103,029	0.2%	0.8%

Key Ratios

	As of and For the Three Months Ended			% Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Return on average assets (ROA) (1)	2.11%	2.03%	1.13%	0.08%	0.98%
Return on average equity (ROE) (1)	22.72%	21.30%	10.72%	1.42%	12.00%
Net interest margin (1)	4.07%	4.21%	3.73%	(0.14)%	0.34%
Efficiency ratio	39.34%	47.28%	54.02%	(7.94)%	(14.68)%

Total risk-based capital ratio (2)	13.66%	13.81%	14.81%	(0.15)%	(1.15)%
Tier 1 risk-based capital ratio (2)	12.42%	12.63%	13.56%	(0.21)%	(1.14)%
Common equity tier 1 ratio (2)	12.42%	12.63%	13.56%	(0.21)%	(1.14)%
Leverage ratio (2)	9.58%	9.75%	10.55%	(0.17)%	(0.97)%

(1)Annualized.
(2)The Company’s December 31, 2021 regulatory capital ratios are preliminary.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)

	For the Twelve Months Ended
	4Q21	4Q20	% change
Interest income
Interest and fees on loans	$62,448	$51,829	20.5%
Interest on available-for-sale debt securities	1,085	1,177	(7.8)
Other interest income	625	650	(3.8)
Total interest income	64,158	53,656	19.6
Interest expense
Interest on deposits	3,132	8,292	(62.2)
Total interest expense	3,132	8,292	(62.2)
Net interest income	61,026	45,364	34.5
Provision for loan losses	522	5,961	(91.2)
Net interest income after provision for loan losses	60,504	39,403	53.6
Noninterest income
Service charges on deposits	1,562	1,431	9.2
Loan servicing fees, net of amortization	1,953	1,856	5.2
Gain on sale of loans	11,313	6,092	85.7
Other income	1,189	1,392	(14.6)
Total noninterest income	16,017	10,771	48.7
Noninterest expense
Salaries and employee benefits	21,253	20,041	6.0
Occupancy and equipment	5,213	4,974	4.8
Data processing and communication	2,000	1,682	18.9
Professional fees	1,192	1,101	8.3
FDIC insurance and regulatory assessments	583	449	29.8
Promotion and advertising	684	467	46.5
Directors’ fees	593	700	(15.3)
Foundation donation and other contributions	2,890	1,335	116.5
Other expenses	1,457	1,191	22.3
Total noninterest expense	35,865	31,940	12.3
Income before income tax expense	40,656	18,234	123.0
Income tax expense	11,801	5,107	131.1
Net income	$28,855	$13,127	119.8%

Book value per share	$10.92	$9.55	14.3%
Basic EPS	$1.89	$0.85	122.4%
Diluted EPS	$1.88	$0.85	121.2%

Shares of common stock outstanding	15,137,808	15,016,700	0.8%
Weighted Average Shares:
- Basic	15,087,686	15,196,351	(0.7)%
- Diluted	15,155,347	15,223,888	(0.5)%

Key Ratios

	As of and For the Twelve Months Ended
	4Q21	4Q20	% Change
Return on average assets (ROA)	1.84%	1.03%	0.81%
Return on average equity (ROE)	18.91%	9.35%	9.56%
Net interest margin	4.02%	3.72%	0.30%
Efficiency ratio	46.55%	56.90%	(10.35)%

Total risk-based capital ratio (1)	13.66%	14.81%	(1.15)%
Tier 1 risk-based capital ratio (1)	12.42%	13.56%	(1.14)%
Common equity tier 1 ratio (1)	12.42%	13.56%	(1.14)%
Leverage ratio (1)	9.58%	10.55%	(0.97)%

(1)The Company’s December 31, 2021 regulatory capital ratios are preliminary.
Asset Quality

($ in thousands)	As of and For the Three Months Ended
	4Q21	3Q21	4Q20
Nonaccrual Loans (1)	$3,002	$1,052	$985
Loans 90 days or more past due, accruing (2)	200	—	—
Accruing restructured loans	—	—	—
Nonperforming loans	3,202	1,052	985
Other real estate owned (“OREO”)	—	—	—
Nonperforming assets	$3,202	$1,052	$985

Criticized loans (3) by loan type:
SBA loans	$2,688	$1,871	$2,256
C & I loans	313	320	5,004
Home mortgage loans	1,038	—	600
Total criticized loans (3)	$4,039	$2,191	$7,860

Nonperforming assets/total assets	0.19%	0.06%	0.07%
Nonperforming assets/gross loans plus OREO	0.24%	0.09%	0.09%
Nonperforming loans/gross loans	0.24%	0.09%	0.09%
Allowance for loan losses/nonperforming loans	503%	1,344%	1,559%
Allowance for loan losses/nonperforming assets	503%	1,344%	1,559%
Allowance for loan losses/gross loans	1.23%	1.15%	1.40%
Criticized loans (3) /gross loans	0.31%	0.18%	0.71%

Net charge-offs (recoveries)	$168	$(4)	$—
Net charge-offs (recoveries) to average gross loans (4)	0.05%	(0.00)%	0.00%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $1.0 million as of December 31, 2021.
(2)Includes the guaranteed portion of PPP loans totaling $200 thousand as of December 31, 2021.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

($ in thousands)	4Q21	3Q21	4Q20
Accruing delinquent loans 30-89 days past due:
30-59 days	$72	$263	$—
60-89 days	336	1,064	—
Total (1)	$408	$1,327	$—

(1)Includes the guaranteed portion of PPP loans totaling $408 thousand as of December 31, 2021.

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)

	For the Three Months Ended
	4Q21			3Q21			4Q20
	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$192,302	$73	0.15%	$137,662	$47	0.13%	$83,129	$20	0.10%
Federal funds sold and other investments	11,012	116	4.23	11,041	117	4.25	10,091	92	3.62
Available-for-sale debt securities, at fair value	122,137	362	1.19	109,009	269	0.99	93,238	257	1.10
Real estate loans	685,394	7,774	4.50	678,642	7,680	4.49	644,643	7,457	4.60
SBA loans	400,059	6,829	6.77	403,279	6,835	6.72	251,541	3,231	5.11
C & I loans	133,104	1,334	3.98	107,614	1,074	3.96	90,617	843	3.70
Home mortgage loans	123,822	1,320	4.27	117,825	1,317	4.47	124,763	1,456	4.67
Consumer & other loans	1,035	14	5.21	978	16	6.49	1,325	19	5.70
Loans (2)	1,343,414	17,271	5.10	1,308,338	16,922	5.13	1,112,889	13,006	4.65
Total interest-earning assets	1,668,865	17,822	4.24	1,566,050	17,355	4.40	1,299,347	13,375	4.10
Noninterest-earning assets	62,996			56,807			48,678
Total assets	$1,731,861			$1,622,857			$1,348,025

Interest-bearing liabilities:
Money market deposits and others	$378,849	$283	0.30%	$368,507	$299	0.32%	$328,044	$340	0.41%
Time deposits	401,938	443	0.44	383,503	467	0.48	344,139	854	0.99
Total interest-bearing deposits	780,787	726	0.37	752,010	766	0.40	672,183	1,194	0.71
Borrowings	4	—	—	—	—	—	7,938	—	—
Total interest-bearing liabilities	780,791	726	0.37	752,010	766	0.40	680,121	1,194	0.70

Noninterest-bearing liabilities:
Noninterest-bearing deposits	765,012			696,761			507,694
Other noninterest-bearing liabilities	24,994			19,169			17,769
Total noninterest-bearing liabilities	790,006			715,930			525,463
Shareholders’ equity	161,064			154,917			142,441
Total liabilities and shareholders’ equity	$1,731,861			$1,622,857			$1,348,025

Net interest income / interest rate spreads		$17,096	3.87%		$16,589	4.00%		$12,181	3.40%
Net interest margin			4.07%			4.21%			3.73%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,545,799	$726	0.19%	$1,448,771	$766	0.21%	$1,179,877	$1,194	0.40%
Total funding liabilities / cost of funds	$1,545,803	$726	0.19%	$1,448,771	$766	0.21%	$1,187,815	$1,194	0.40%

(1)Annualized.
(2)Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)

	For the Twelve Months Ended
	4Q21			4Q20
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning assets:
Interest-bearing deposits in other banks	$132,090	$170	0.13%	$81,997	$281	0.34%
Federal funds sold and other investments	10,755	455	4.23	9,853	369	3.74
Available-for-sale debt securities, at fair value	108,346	1,086	1.00	73,410	1,177	1.60
Real estate loans	672,045	30,644	4.56	636,809	30,616	4.81
SBA loans	355,114	21,760	6.13	200,110	11,231	5.61
C & I loans	114,629	4,463	3.89	93,490	3,887	4.16
Home mortgage loans	122,465	5,520	4.51	122,195	5,977	4.89
Consumer & other loans	1,095	60	5.51	2,102	118	5.61
Loans (1)	1,265,348	62,447	4.94	1,054,706	51,829	4.91
Total interest-earning assets	1,516,539	64,158	4.23	1,219,966	53,656	4.40
Noninterest-earning assets	55,200			49,224
Total assets	$1,571,739			$1,269,190

Interest-bearing liabilities:
Money market deposits and others	$362,900	$1,134	0.31%	$307,316	$2,174	0.71%
Time deposits	378,585	1,998	0.53	391,667	6,118	1.56
Total interest-bearing deposits	741,485	3,132	0.42	698,983	8,292	1.19
Borrowings	1,988	—	—	5,505	—	—
Total interest-bearing liabilities	743,473	3,132	0.42	704,488	8,292	1.18

Noninterest-bearing liabilities:
Noninterest-bearing deposits	656,130			406,401
Other noninterest-bearing liabilities	19,558			17,889
Total noninterest-bearing liabilities	675,688			424,290
Shareholders’ equity	152,578			140,412
Total liabilities and shareholders’ equity	$1,571,739			$1,269,190

Net interest income / interest rate spreads		$61,026	3.81%		$45,364	3.22%
Net interest margin			4.02%			3.72%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,397,615	$3,132	0.22%	$1,105,384	$8,292	0.75%
Total funding liabilities / cost of funds	$1,399,603	$3,132	0.22%	$1,110,889	$8,292	0.75%

(1)Includes loans held for sale.

Loan Portfolio Breakdown by Industry, excluding home mortgage and consumer loans

($ in thousands)	As of December 31, 2021
Industry	Number of accounts	% of total	Balance	% of total
Hotel / motel	249	11.5%	$186,534	15.2%
Wholesale	154	7.2	70,181	5.7
Food services / restaurant	298	13.9	45,707	3.7
Real estate lessor	239	11.1	412,641	33.6
Gas station	243	11.3	207,295	16.8
Other	967	45.0	306,921	25.0
Total (1)	2,150	100.0%	$1,229,279	100.0%

(1)Includes loans held for sale.
Loan Deferment Summary by Industry, excluding home mortgage and consumer loans

($ in thousands)	As of December 31, 2021
	Number of accounts			Loan balance
Industry	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Hotel / motel	1	33.4%	0.4%	$4,546	90.1%	2.4%
Wholesale	1	33.3	0.6	467	9.3	0.7
Food services / restaurant	1	33.3	0.3	31	0.6	0.1
Total	3	100.0%	0.1%	$5,044	100.0%	0.4%

Loan Deferment Summary by Loan Type

($ in thousands)	As of December 31, 2021
	Number of accounts			Loan balance
Loan Type	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Real estate loans	1	33.3%	0.1%	$4,546	90.1%	0.5%
C & I loans	2	66.7	0.2	498	9.9	0.2
Loans, excluding home mortgage and consumer loans	3	100.0	0.1	5,044	100.0	0.4
Home mortgage loans	—	—	—	—	—	—
Total	3	100.0%	0.1%	$5,044	100.0%	0.4%

Loan Deferment Status Change by Loan Type

($ in thousands)	Total deferments under the CARES Act through December 31, 2021		Payment resumed or paid off through December 31, 2021		Remaining deferments as of December 31, 2021
Loan Type	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loans, excluding home mortgage and consumer loans	157	$220,553	154	$215,509	3	$5,044
Home mortgage loans	69	30,205	69	30,205	—	—
Total	226	$250,758	223	$245,714	3	$5,044